EXHIBIT 23.1
                         ESPEY MFG. & ELECTRONICS CORP.
                         Consent of Rotenberg & Co., LLP



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




Espey Mfg. & Electronics Corp.
Saratoga Springs, New York


      We consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to the 2000 and 2007 Stock Option Plans of Espey Mfg. & Electronics Corp. of our report dated September 7, 2009, with respect to the financial statements and schedules of Espey Mfg. & Electronics Corp. included in its Annual Report (Form 10-K) for the year ended June 30, 2009, filed with the Securities and Exchange Commission.


/s/ Rotenberg & Co., LLP

Rotenberg & Co., LLP
Rochester, New York
September 7, 2009




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